Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-34282) on Form S-8 of our report dated June 25, 2025, with respect to the financial statements of Hasbro, Inc. Retirement Savings Plan.

/s/ KPMG LLP

New York, New York
June 25, 2025